==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------






                                 FORM 8-K/A

                        AMENDMENT TO CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------






                              FEBRUARY 1, 1999
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)






                              THEGLOBE.COM, INC.
            (Exact name of registrant as specified in its charter)



       DELAWARE                      0-25053                    14-1781422
    (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                           Identification
   incorporation or                                               Number)
     organization)
                                120 BROADWAY
                          NEW YORK, NEW YORK 10271
                  (Address of principal executive offices)
                               (212) 894-3600
            (Registrant's telephone number, including area code)

==============================================================================

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on February 15, 1999, and amended by the Current Report on Form 8-K/A, filed by the registrant with the Securities and Exchange Commission on April 1, 1999, as set forth in the pages attached hereto:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired and theglobe.com, inc. Pro Forma Condensed Consolidated Financial Information

                              TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
factorymall.com, inc.  Financial Statements
Independent Auditors' Report                                           F-1
Balance Sheets at December 31, 1998 and 1997                           F-2
Statements of Operations for the years ended
    December 31, 1998 and 1997 and the period
    from April 25, 1996 (inception) to December 31, 1996               F-3

Statements of  Stockholders'  Equity (Deficit)
    for the years ended December 31, 1998 and
    1997 and the period from April 25, 1996
    (inception) to December 31, 1996                                   F-4

Statements of Cash Flows for the years ended
    December 31, 1998 and 1997 and the period from
    April 25, 1996 (inception) to December 31, 1996                    F-5
Notes to Financial Statements                                          F-6
theglobe.com, inc. Pro Forma Condensed Consolidated
    Financial Information                                              F-12

Unaudited Pro Forma Condensed Consolidated Balance
    Sheet at December 31, 1998                                         F-14
Unaudited Pro Forma Condensed Consolidated Statement
    of Operations for the year ended December 31, 1998                 F-15
Notes to the Unaudited Pro Forma Condensed Consolidated
    Financial Information                                              F-16

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
factorymall.com, inc.:


We have audited the accompanying balance sheets of factorymall.com, inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of factorymall.com, inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.


                                                /s/ KPMG LLP
Seattle, Washington
March 5, 1999

                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                               Balance Sheets

                         December 31, 1998 and 1997


                         ASSETS                                1998           1997
                                                         -------------  -------------

Current assets:
  Cash                                                   $  258,438      $  42,286
  Inventory                                                  34,113          6,608
  Prepaid expenses and other current assets                   6,913         38,136
                                                         -------------  -----------
              Total current assets                          299,464         87,030

Computer equipment, furniture and office equipment, net     270,365         43,634
                                                         -------------  -----------
              Total assets                               $  569,829      $ 130,664
                                                         =============  ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                       $  299,210      $  46,219
  Accrued expenses                                          128,938          9,858
  Current portion of capital lease obligations               22,258         17,917
  Current portion of notes payable to related parties        64,767             --
                                                         -------------  -----------

              Total current liabilities                     515,173         73,994

Capital lease obligations, net of current portion            16,502         20,533
Notes payable to related parties, net of current portion    103,271             --
                                                         -------------  -----------

              Total liabilities                             634,946         94,527
                                                         -------------  -----------

Stockholders' equity (deficit):
  Preferred stock, no par value.  Authorized
    5,000,000 shares; no shares issued and
    outstanding                                                  --             --
  Common stock, no par value.  Authorized 25,000,000
    shares; issued and outstanding 11,315,671
    shares in 1998 and 9,950,000 shares in 1997           1,494,551        546,000
  Additional paid-in capital                                562,825             --
  Deferred stock compensation                              (292,163)            --
  Accumulated deficit                                    (1,830,330)      (509,863)
                                                         -------------  -----------
              Total stockholders' equity (deficit)          (65,117)        36,137
                                                         -------------  -----------
              Total liabilities and stockholders'
                equity (deficit)                         $  569,829      $ 130,664
                                                         =============  ===========

See accompanying notes to financial statements.


                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                          Statements of Operations

         Years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996


                                                 1998           1997           1996
                                             -------------  -------------  -------------

Net sales                                    $   473,563    $   70,656     $       --
Cost of sales                                    349,563        53,314             --

                                             -------------  -------------  -------------

              Gross profit                       124,000        17,342             --

Sales and marketing expense                      333,415        94,997             --
Research and development expense                 223,957        82,852          8,500
General and administrative expense               673,530       211,062        131,462
                                             -------------  -------------  -------------

              Loss from operations            (1,106,902)     (371,569)      (139,962)
                                             -------------  -------------  -------------

Other income (expense):
    Interest expense                            (213,573)           --             --
    Other income, net                                  8         1,668             --
                                             -------------  -------------  -------------

              Total other income (expense)      (213,565)        1,668             --
                                             -------------  -------------  -------------

              Net loss                       $(1,320,467)   $ (369,901)    $ (139,962)
                                             =============  =============  =============


See accompanying notes to financial statements.



                           FACTORYMALL.COM, INC.
                                (dba azazz!)

                Statements of Stockholders' Equity (Deficit)

           Years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996


                                                                                                             Total
                                             Common stock         Additional     Deferred                 stockholders'
                                       -------------------------   paid-in        stock      Accumulated     equity
                                         Shares        Amount      capital     compensation    deficit     (deficit)
                                       ------------  -----------  -----------  ------------  -----------  ------------

Balances at April 25, 1996
(inception)                                    --    $        --           --         --              --           --

Issuance of common stock                9,000,000        100,000           --         --              --      100,000
Net loss                                       --             --           --         --        (139,962)    (139,962)
                                       ------------  -----------  -----------  ------------  -----------  ------------

Balances at December 31, 1996           9,000,000        100,000           --         --        (139,962)     (39,962)

Issuance of common stock                  927,000        400,000           --         --              --      400,000
Conversion of note payable                 23,000         46,000           --         --              --       46,000
Net loss                                      --              --           --         --        (369,901)    (369,901)
                                       ------------  -----------  -----------  ------------  -----------  ------------

Balances at December 31, 1997           9,950,000        546,000           --         --        (509,863)      36,137

Issuance of common stock                  705,671        529,251           --         --              --      529,251
Issuance of warrants in connection
  with convertible debt                        --             --      190,000         --              --      190,000
Conversion of notes payable to
  common stock                            416,000        312,000           --         --              --      312,000
Exercise of warrants                      200,000        100,000           --         --              --      100,000
Exercise of stock options                  44,000          7,300           --         --              --        7,300
Deferred stock compensation                    --             --      372,825   (372,825)             --           --
Amortization of deferred stock
  compensation                                 --             --           --     80,662              --       80,662
Net loss                                       --             --           --         --      (1,320,467)  (1,320,467)
                                       ------------  -----------  -----------  ------------  -----------  ------------
Balances at December 31, 1998          11,315,671    $ 1,494,551      562,825   (292,163)     (1,830,330)     (65,117)
                                       ============  ===========  ===========  ============  ===========  ============

See accompanying notes to financial statements.

                                FACTORYMALL.COM, INC.
                                     (dba azazz!)

                               Statements of Cash Flows

                Years ended  December 31, 1998 and 1997 and the period
                 from April 25, 1996 (inception) to December 31, 1996

                                                     1998             1997             1996
                                                  ------------     ------------     -----------

Cash flows from operating activities:
  Net loss                                        $ (1,320,467)    $   (369,901)    $  (139,962)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation                                      45,476           15,459           3,808
      Stock compensation expense                        80,662               --              --
      Accrued interest expense converted
        into common stock                              190,000               --              --
      Change in certain assets and liabilities:
        Inventory                                      (27,505)          (4,628)         (1,980)
        Prepaid expenses and other current
          assets                                        31,223          (28,799)         (9,337)
        Accounts payable                               252,991           34,462          11,757
        Accrued expenses                               131,080            9,858              --
                                                  ------------     ------------     -----------
             Net cash used in operating
               activities                             (616,540)        (343,549)       (135,714)
                                                  ------------     ------------     -----------

Cash used in investing activities - purchase
  of computer equipment, furniture and office
  equipment                                           (235,570)          (2,627)         (7,642)
                                                  ------------     ------------     -----------

Cash flows from financing activities:
  Proceeds from issuance of notes payable              151,790               --          46,000
  Proceeds from issuance of convertible
    notes payable                                      300,000               --              --
  Repayment of capital lease obligations               (20,079)         (11,538)         (2,644)
  Proceeds from exercise of warrants                   100,000               --              --
  Proceeds from exercise of stock options                7,300               --              --
  Proceeds from issuance of common stock               529,251          400,000         100,000
                                                  ------------     ------------     -----------
             Net cash provided by financing
               activities                            1,068,262          388,462         143,356
                                                  ------------     ------------     -----------
             Net increase in cash                      216,152           42,286              --

Cash at beginning of period                             42,286               --              --
                                                  ------------     ------------     -----------
Cash at end of period                             $    258,438     $     42,286     $        --
                                                  ============     ============     ===========

Supplemental schedule of cash flow
  information - cash paid during the
  period for interest                             $      4,219     $      3,108     $       337
                                                  ============     ============     ===========

Supplemental schedule of noncash investing
  and financing activities:
    Computer equipment acquired through
      capital lease obligations                   $     20,389     $     17,606     $    35,026
    Notes payable and accrued interest
      converted to common stock                        312,000           46,000              --

                                                  ============     ============     ===========


See accompanying notes to financial statements.

                            FACTORYMALL.COM, INC.
                                 (dba azazz!)

                        Notes to Financial Statements

                       December 31, 1998, 1997 and 1996





(1)  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  DESCRIPTION OF BUSINESS

          factorymall.com, inc. (Company) (d/b/a azazz!) is a retailer on the Internet. The Company was incorporated in the State of Washington on April 25, 1996. Through its Internet web site (www.azazz.com), the Company allows customers to purchase various consumer goods.

          Inherent in the Company's business are various risks and uncertainties, including its limited operating history and the limited history of commerce on the Internet. Future revenues from the Company's services are dependent on the continued growth and acceptance of the Internet and use of the Internet for various commercial transactions.

     (b)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (c)  INVENTORIES

          Inventories consist of finished goods which are valued at the lower of cost or market (net realizable value) on a first-in, first-out basis.


     (d)  COMPUTER EQUIPMENT, FURNITURE AND OFFICE EQUIPMENT

          Computer equipment, furniture and office equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over an estimated useful life of three years. Furniture and office equipment is depreciated over an estimated useful life of five years.


     (e)  REVENUE RECOGNITION

          The Company recognizes revenue from product sales, net of any discounts, when the products are shipped to customers. Outbound shipping and handling charges are included in net sales. The Company provides an allowance for sales returns, which has been insignificant, based on historical experience.

     (f)  ADVERTISING COSTS

          The cost of advertising is expensed as incurred. In 1998 and 1997, the Company incurred advertising expense of $93,066 and $17,739, respectively, which is included in sales and marketing expense. The Company incurred no advertising costs in 1996.


     (g)  INCOME TAXES

          The Company is an S corporation for Federal income tax purposes. Consequently, taxable income or loss of the Company is attributed to the Company's stockholders and no provision for income taxes has been reflected in the accompanying financial statements. Pro forma income tax information has not been provided. Had the Company been taxed as a C corporation, any income tax benefit as a result of the losses incurred by the Company would have been fully offset by the establishment of a valuation allowance for deferred tax assets.


     (h)  STOCK-BASED COMPENSATION

          The Company accounts for its stock option plans for employees in accordance with the provisions of Accounting Principles Board
          (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. The Company follows the disclosure-only requirements of Statement of Financial Accounting Standards
          (SFAS) No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma disclosures of operating results as if the fair value based method of accounting in SFAS No. 123 had been applied to employee stock option grants.


     (i)  IMPAIRMENT OF LONG-LIVED ASSETS

          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.


     (j)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amounts for the Company's cash, accounts payable, notes payable and capital lease obligations approximate fair value.


(2)  COMPUTER EQUIPMENT, FURNITURE AND OFFICE EQUIPMENT

     Computer equipment, furniture and office equipment consist of the following at December 31:

                                            1998           1997
                                         ------------  --------------

    Computer equipment                 $   309,269     $    57,651
    Furniture and office equipment          25,839           5,250
                                         ------------  --------------
                                           335,108          62,901

    Less accumulated depreciation           64,743          19,267
                                         ------------  --------------

            Net computer equipment,
              furniture and office
              equipment                $   270,365     $    43,634
                                         ============  ==============

(3)  COMMITMENTS


     (a)  OPERATING LEASES

          The Company leases its offices under an operating lease agreement expiring in February 1999. Minimum lease payments required in 1999 under this lease total $4,000. The Company also rents warehouse space under a month-to-month arrangement. Rent expense totaled $27,056, $24,000 and $5,772 for the years ended December 31, 1998 and 1997 and the period from April 25, 1996 (inception) to December 31, 1996, respectively.


     (b)  CAPITAL LEASES

          The Company leases computer equipment under capital leases. Future minimum lease payments under capital leases are as follows:

         1999                                        $      25,678
         2000                                               12,994
         2001                                                4,821
                                                       -------------
                                                            43,493
         Less amounts representing interest at 9.3%
            to 14.0%                                         4,733
                                                       -------------
                                                            38,760
         Less current portion                               22,258
                                                       =============
                                                     $      16,502
                                                       =============


     (c)  PORTAL COMMITMENTS

          The Company has agreements with certain Internet portal companies to purchase advertising on their Internet web sites in 1999. Total commitments under these contracts are approximately $85,000.


(4)  NOTES PAYABLE TO RELATED PARTIES

     Notes payable to related parties include the following:

         Note payable to stockholder, payable monthly in
            installments of $4,896, including interest at 12%,
            secured by computer equipment                       $   147,449
         Note payable to officer, payable monthly in
            installments of $969, including interest at 12%,
            secured by computer equipment                            20,589
                                                                 -------------
                                                                    168,038
         Less current portion                                        64,767
                                                                 -------------
                                                                $   103,271
                                                                 =============

     Subsequent to December 31, 1998, the notes were repaid as part of the sale of the Company.


(5)  STOCKHOLDERS' EQUITY

     (a)  CONVERTIBLE NOTES PAYABLE

          In March 1998, the Company issued $300,000 of convertible notes payable. The notes carried an annual interest rate of 12% and matured in July 1998. In addition, the Company issued the noteholders warrants to purchase 600,000 shares of common stock at $0.50 per share. The fair value of the warrants was $190,000 which was determined using a Black-Scholes pricing model with the following assumptions--fair market value of the underlying stock of $0.50 per share, expected life of five years, expected volatility of 70%, and a risk-free interest rate of 5.6%. The value of the warrants was recorded as a discount on the convertible notes payable and amortized to interest expense in 1998. In 1998, 200,000 warrants were exercised. At December 31, 1998, 400,000 warrants remained outstanding.

          In July 1998, the noteholders elected to convert the notes payable to common stock. The total principal and accrued interest of $312,000 outstanding was converted into 416,000 shares of common stock at $0.75 per share.

          In 1996, the Company issued a $46,000 convertible note payable. This note was converted into 92,000 shares of common stock in 1997 at $0.50 per share.


     (b)  STOCK OPTION PLAN

          In 1998, the Company adopted a stock option plan (the Plan) that provides for the issuance of incentive and nonqualified stock options to officers, directors, employees, and consultants to acquire 1,500,000 shares of the Company's common stock.

          The Board of Directors determines the terms and conditions of options granted under the Plan, including the exercise price and vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than ten years from the date of grant. Options granted generally vest over periods ranging from 18 months to four years.

          Under APB 25, compensation expense is measured as the excess of the fair value of the underlying stock over the exercise price on the date of grant. Had stock compensation expense for the Company's stock option plan been determined based on the fair value methodology under SFAS 123, the Company's 1998 net loss would have increased to the following pro forma amount:

                           Net loss:
                             As reported                $ (1,320,407)
                             Pro forma                    (1,327,492)

          The weighted average fair value of options granted in 1998 was $0.36. The fair value for these options was estimated at the date of grant using the minimum value method which takes into account
          (1) the fair value of the underlying stock at the grant date, (2) the exercise price, (3) an expected life of five years, (4) no dividends, and (5) a risk-free interest rate of 5.4%. Compensation expense recognized in providing pro forma disclosures may not be representative of the effects on net income or loss for future years.

          A summary of stock option activity under the Plan is as follows:

                                                       OUTSTANDING OPTIONS
                                                   ----------------------------
                                        SHARES                        WEIGHTED
                                      AVAILABLE         NUMBER        AVERAGE
                                      FOR GRANT       OF SHARES       EXERCISE
                                                                       PRICE
                                   -------------   -------------  -------------

         Balances at December 31,
            1997                              --              --  $      --

            Plan adoption              1,500,000              --         --
            Options granted           (1,500,000)      1,500,000        0.50
            Options exercised                 --         (44,000)       0.16
                                   -------------   -------------  -------------

         Balances at December 31,
            1998                              --       1,456,000  $     0.51
                                   =============   =============  =============


          The Company issued additional options to acquire 183,900 shares of the Company's common stock during 1998. Subsequent to year-end, the Board of Directors approved the issuance of these options and amended the Plan to provide for the issuance of incentive and nonqualified stock options to acquire an additional 500,000 shares of the Company's common stock.

          The following table summarizes information about stock options outstanding under the Plan at December 31, 1998:

                                        OUTSTANDING OPTIONS
                                       ------------------------   OPTIONS EXERCISABLE
                                        WEIGHTED                 ------------------------
                                        AVERAGE     WEIGHTED                  WEIGHTED
                                       REMAINING    AVERAGE                   AVERAGE
             EXERCISE      NUMBER     CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
              PRICES     OUTSTANDING     LIFE        PRICE      EXERCISABLE    PRICE
            -----------  -----------  -----------  -----------  -----------  -----------

            $   0.50     1,371,000     4.5 years   $  0.50       223,250     $   0.50
                0.75        85,000     4.7 years      0.75         2,313         0.75
                         -----------  -----------  -----------  -----------  -----------

                         1,456,000     4.6 years      0.51       225,563         0.50
                         ===========  ===========  ===========  ===========  ===========


(7)  SUBSEQUENT EVENT

          In February 1999, the Company entered into an agreement to merge the Company with Nirvana Acquisition Corporation (a wholly-owned subsidiary of theglobe.com). All issued and outstanding options to purchase common stock of the Company vested fully on the acquisition date and were converted into options to purchase common stock of theglobe.com at a specified conversion rate. As a result of the acquisition, certain employees received a percentage of the sale proceeds, as provided for under the terms of their employment contracts.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)   Pro forma Condensed Consolidated Financial Information

All information contained in Item 7(b) does not give effect to a 2 for 1 stock split effected by theglobe.com on May 14, 1999.

In February 1999, theglobe.com, inc. ("theglobe" or "the Company") acquired factorymall.com, inc. ("factorymall"), for approximately $22.8 million including acquisition costs. The acquisition will be accounted for as a purchase business combination. The consideration payable by theglobe in connection with the acquisition of factorymall consists of:

o Subject to the exercise of dissenter's rights, the issuance by theglobe of approximately 307,000 newly issued shares of common stock, par value $.001 per share, of theglobe ("theglobe Common Stock"), valued at $17.4 million, to the factorymall shareholders, with cash to be paid in lieu of the issuance of fractional shares.

o  The   assumption   by  theglobe   of  options  to  purchase   shares  of
   factorymall's common stock, without par value ("factorymall Common Stock"), which were exchanged for options to purchase approximately 41,017 shares of theglobe Common Stock. The options were valued at $1.7 million. Such options have an aggregate exercise price of approximately $928,950.

o The assumption by theglobe of warrants to purchase shares of factorymall Common Stock which were exchanged for warrants to purchase approximately 9,405 shares of theglobe Common Stock. The warrants were valued at $403,000. Such warrants have an aggregate exercise price of approximately $200,000.

o The retention of certain bonus obligations of factorymall triggered in connection with the acquisition of factorymall which will result in the issuance by theglobe of approximately 36,864 shares of theglobe Common Stock and the payment by theglobe of approximately $451,000 in cash. The shares issued in connection with the assumption of certain bonus obligations were valued at $2.0 million.

In addition, the Company incurred $800,000 of acquisition costs.

The consideration payable by theglobe was determined as a result of negotiation between theglobe and factorymall. The number of shares of theglobe Common Stock to be issued to the factorymall shareholders, and cash to be paid in lieu of the issuance of fractional shares, was determined based on the exchange ratio of 0.023513329 of a share of theglobe Common Stock for each share of factorymall Common Stock. Funds payable in connection with the acquisition of factorymall will be provided from theglobe's cash on hand.

The Company has allocated a portion of the purchase price to the net book value of the acquired assets and liabilities of factorymall as of the date of acquisition. The excess of the purchase price over the net book value of the acquired assets and liabilities of factorymall has been preliminarily allocated to goodwill and other intangible assets. Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. This allocation is preliminary and may be subject to change upon the evaluation of the fair value of the acquired assets and liabilities of factorymall at the date of acquisition as well as the potential identification of certain intangible assets.

The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1998 gives effect to the acquisition of factorymall as if it had occurred on January 1, 1998. The Pro Forma Statement of Operations is based on historical results of operations of the Company and factorymall for the year ended December 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of factorymall as if the acquisition had occurred on that date. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of factorymall, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of factorymall been effected on January 1, 1998.


                              theglobe.com, inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                                   December 31, 1998
                                         -----------------------------------------   Pro Forma      Pro Forma
                                         theglobe.com,inc.   factorymall.com, inc.   Adjustments    As Adjusted
                                         -----------------   ---------------------   -----------    ------------

ASSETS

Cash and cash equivalents                     $29,250,572           $258,438               -        $29,509,010
Short-term investments                            898,546              -                   -            898,546
Accounts receivable, net                        2,004,875              -                   -          2,004,875
Inventory                                           -                 34,113               -             34,113
Prepaids and other current assets                 678,831              6,913               -            685,744
                                              -----------      -------------         -----------    -----------
         Total current assets                  32,832,824            299,464               -         33,132,288

Property and equipment, net                     3,562,559            270,365                          3,832,924
Restricted investments                          1,734,495              -                   -          1,734,495
Goodwill and intangible assets                      -                  -              22,841,666(a)  22,841,666
                                              -----------      -------------         -----------    -----------
         Total assets                         $38,129,878           $569,829         $22,841,666    $61,541,373
                                              ===========      =============         ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


Accounts payable                              $ 2,614,445           $299,210               -         $2,913,655
Accrued expenses                                  817,463            128,938               -            946,401
Accrued compensation                              691,279              -                   -            691,279
Deferred revenue                                  673,616              -                   -            673,616
Current portion of notes payable to
  related party                                     -                 64,767               -             64,767
Current installments of obligations
  under capital leases                          1,026,728             22,258               -          1,048,986
                                              -----------      -------------         -----------    -----------
         Total current liabilities              5,823,531            515,173               -          6,338,704

Notes payable to related party, net
   of current portion                               -                103,271               -            103,271
Obligations under capital leases,
   excluding current installments               2,005,724             16,502               -          2,022,226
                                              -----------      -------------         -----------    -----------
         Total liabilities                      7,829,255            634,946               -          8,464,201

                                                                                      22,776,549(a)  22,776,549
Stockholders' equity (deficit)                 30,300,623            (65,117)             65,117(a)  30,300,623
                                              -----------      -------------         -----------    -----------
Total liabilities and stockholders'
equity (deficit)                              $38,129,878           $569,829         $22,841,666    $61,541,373
                                              ===========      =============         ===========    ===========



                              theglobe.com, inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                               Year Ended December 31, 1998
                                         -----------------------------------------   Pro Forma      Pro Forma
                                         theglobe.com,inc.   factorymall.com, inc.   Adjustments    As Adjusted
                                         -----------------   ---------------------   -----------    ------------

Revenues                                       $5,509,818         $473,563                 -          $5,983,381
Cost of revenues                                2,238,871          349,563                 -           2,588,434
                                              -----------      -------------                          ----------
         Gross profit                           3,270,947          124,000                             3,394,947

Operating expenses:
    Sales and marketing                         9,298,683          333,415                 -           9,632,098
    Product development                         2,632,613          223,957                 -           2,856,570
    General and administrative                  6,828,134          673,530                 -           7,501,664
    Non-recurring charge                        1,370,250            -                     -           1,370,250
    Amortization of  intangible assets              -                -                 7,613,889(a)    7,613,889
                                              -----------      -------------         -----------      ----------
         Loss from operations                 (16,858,733       (1,106,902)           (7,613,889)    (25,579,524)

Other income (expense):
    Interest and dividend income                1,083,400                8                 -           1,083,408
    Interest and other expense                   (191,389)        (213,573)                -            (404,962)
                                              -----------      -------------         -----------     -----------
         Total other income (expense), net        892,011         (213,565)                -            (678,446)
                                              -----------      -------------         -----------     -----------
         Loss before provision for income
           taxes                              (15,966,722)      (1,320,467)           (7,613,889)    (24,901,078)
                                              -----------      -------------         -----------     -----------
Provision for income taxes                         78,918            -                                    78,918
                                              -----------      -------------         -----------     -----------
         Net loss                            $(16,045,640)     $(1,320,467)          $(7,613,889)   $(24,979,996)
                                              ===========      =============         ===========     ===========
Basic and diluted net loss per share               $(6.74)                                                $(9.17)(b)
                                              ===========                                            ===========
Weighted average basic and
diluted shares outstanding                      2,381,140                                343,864(b)    2,725,056(b)
                                              ===========      =============         ===========     ===========

                             theglobe.com, inc.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)  Pro Forma Adjustments and Assumptions

     (a) In February 1999, the Company acquired factorymall in a stock transaction for $22.8 million, including acquisition costs. The components of the purchase price were as follows: 307,000 shares of theglobe Common Stock, valued at $17.4 million, issued to the factorymall shareholders with cash paid in lieu of fractional shares, warrants to purchase approximately 9,405 shares of theglobe Common Stock valued at $403,000, options to purchase approximately 41,017 shares of theglobe Common Stock valued at $1.7 million, 36,864 shares of theglobe Common Stock, valued at $2.0 million, issued in connection with the assumption of certain factorymall bonus obligations triggered in connection with the acquisition of factorymall and $451,000 in cash. The Company also incurred acquisition costs amounting to $800,000.

          The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of factorymall at December 31, 1998 and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date
          (February 1, 1999). Assuming the transaction had occurred on December 31, 1998, the allocation would have been as follows:


                                                            Factorymall.com
                                                         ---------------------
           Assets acquired;
           Cash                                          $           258,438
           Inventory                                                  34,113
           Other assets                                                6,913
           Computer equipment, office equipment and furniture        270,365
           Goodwill and intangible assets                         22,841,666
           Liabilities assumed                                      (634,946)
                                                         -------------------
           Purchase price                                $        22,776,549
                                                         ===================

          This allocation is preliminary and may be subject to change upon evaluation of the fair value of factorymall's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

          The Pro Forma adjustment reconciles the historical balance sheet of factorymall at December 31, 1998 to the allocated purchase price assuming the transaction had occurred on December 31, 1998.

          Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. The Pro Forma adjustments to the statement of operations reflect twelve months of amortization expense for the year ended December 31, 1998, assuming the transaction occurred on January 1, 1998. The value of the intangible assets as of January 1, 1998 would have been approximately $22.8 million.


    (b) In connection with the acquisition of factorymall, the Company issued 343,864 shares of theglobe Common Stock, par value $.001 per share, to the factorymall shareholders and the assumption of certain bonus obligations triggered in connection with the acquisition. The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the shares issued in connection with the acquisition were outstanding for the entire period.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

23.1 Consent of KPMG LLP, independent auditors.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

    Dated: October 20, 1999



                              theglobe.com,inc.



                          By: /s/ Francis T. Joyce

                              Name: Francis T. Joyce
                              Title: Chief Financial Officer